                     SUBSIDIARIES OF SMALL BUSINESS ISSUER

      NAME                                             JURISDICTION OF INCORPORATION
Seabourne Ventures, Inc.                                          Oregon

ClipperNet Corporation                                            Oregon





                                  Exhibit 21